Exhibit 99.5

RESTRICTED SECURITIES	SEE LEGENDS ON REVERSE SIDE

State of Delaware

NUMBER	[GRAPHIC]	SHARES
0		0

	Artisoft, Inc.
FULLY PAID		NON-ASSESSABLE
	Series B Convertible Preferred Stock

This Certifies that                                             Specimen                                                is the registered holder of                                                             (0)                                                      Shares

of Artisoft, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

this                        day of                                                       A.D. 20

[SEAL]
President		Secretary

          For Value Received,              hereby sell, assign and transfer unto                                                                                                                                                                                                                             Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                                     Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated
In presence of

NOTICE. THE SIGNATURE OF THIS ASSIGMENT
MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT
ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

                The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Corporation has received an opinion of counsel satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.

                The Corporation has more than one class of stock authorized to be issued. The Corporation will furnish without charge to each stockholder upon written request a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Corporation as set forth in the Certificate of Incorporation of the Corporation and amendments thereto filed with the Secretary of State of the State of Delaware.